DESTA TRANSPORT SERVICES (PROPRIETARY) LIMITED,
AREA 9B PROPERTY (PROPRIETARY) LIMITED AND
ODZI PROPERTIES (PROPRIETARY) LIMITED
(A DEVELOPMENT STAGE COMPANY)
COMBINED FINANCIAL STATEMENTS
AS OF MARCH 31, 2003

DESTA TRANSPORT SERVICES (PROPRIETARY) LIMITED,
AREA 9B PROPERTY (PROPRIETARY) LIMITED AND
ODZI PROPERTIES (PROPRIETARY) LIMITED
(A DEVELOPMENT STAGE COMPANY)



                                    CONTENTS


PAGE   1        INDEPENDENT AUDITORS' REPORT

PAGE   2        COMBINED BALANCE SHEETS AS OF MARCH 31, 2003

PAGE   3        COMBINED STATEMENT OF OPERATIONS FOR THE PERIOD FROM
                OCTOBER 16, 2002 (INCEPTION) TO MARCH 31, 2003

PAGE   4        COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS'
                EQUITY FOR THE PERIOD FROM OCTOBER 16, 2002
                (INCEPTION) TO MARCH 31, 2003

PAGE   5        COMBINED STATEMENT OF CASH FLOWS THE PERIOD FROM
                OCTOBER 16, 2002 (INCEPTION) TO MARCH 31, 2003

PAGES  6 - 9    NOTES TO COMBINED FINANCIAL STATEMENTS

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of:
Desta Transport Services (Proprietary) Limited,
Area 9B Property (Proprietary) Limited and
ODZI Properties (Proprietary) Limited

We have audited the accompanying combined balance sheets of Desta Transport Services (Proprietary) Limited, Area 9B Property (Proprietary) Limited and ODZI Properties (Proprietary) Limited (a development stage company) as of March 31, 2003, and the related statements of operations, changes in stockholders' equity and cash flows for the period from October 16, 2002 (inception) to March 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly in all material respects, the financial position of Desta Transport Property Limited, Area 9B Property Limited and ODZI Properties Property Limited as of March 31, 2003 and the results of its operations and its cash flows for the period from October 16, 2002 (inception) to March 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has no current operations and no revenues. This raises substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 6. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


WEBB & COMPANY, P.A.

Boynton Beach, Florida
January 29, 2004

               DESTA TRANSPORT SERVICES (PROPRIETARY) LIMITED,
                 AREA 9B PROPERTY (PROPRIETARY) LIMITED AND
                    ODZI PROPERTIES (PROPRIETARY) LIMITED
                        (A DEVELOPMENT STAGE COMPANY)
                            COMBINED BALANCE SHEET
                             AS OF MARCH 31, 2003
                             --------------------


                                    ASSETS
                                    ------



MINING RIGHTS AND PROPERTY                         $ 2,994,186
                                                    -----------


TOTAL ASSETS                                       $ 2,994,186
                                                    ===========


                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     ------------------------------------



CURRENT LIABILITIES
 Loans payable - stockholder                       $ 2,994,141
                                                    -----------

TOTAL LIABILITIES                                    2,994,141
                                                    -----------


STOCKHOLDERS' EQUITY
 Common stock, $0.13 par value,
  1,000 shares authorized,
  100 shares issued and outstanding                         13
Common stock, $0.13 par value, 1,000
 shares authorized, 100 shares
 issued and outstanding                                     13
Common stock, $0.13 par value, 1,000
 shares authorized, 100 shares issued
 and outstanding                                            13
Additional paid-in capital                                 172
Accumulated deficit during development stage              (166)
                                                    -----------
Total Stockholders' Equity                                  45
                                                    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $ 2,994,186
------------------------------------------          ===========


      See accompanying notes to combined financial statements.

               DESTA TRANSPORT SERVICES (PROPRIETARY) LIMITED,
                 AREA 9B PROPERTY (PROPRIETARY) LIMITED AND
                    ODZI PROPERTIES (PROPRIETARY) LIMITED
                        (A DEVELOPMENT STAGE COMPANY)
                        COMBINED STATEMENTS OF INCOME
        FOR THE PERIOD FROM OCTOBER 16, 2002 (INCEPTION) TO MARCH 31, 2003
        ------------------------------------------------------------------




OPERATING EXPENSES
 General and administrative                          $       166
                                                      -----------
    Total Operating Expenses                                 166
                                                      -----------

LOSS FROM OPERATIONS                                        (166)

Provision for Income Taxes                                    -

NET LOSS                                             $      (166)
                                                      ===========




      See accompanying notes to combined financial statements.

               DESTA TRANSPORT SERVICES (PROPRIETARY) LIMITED,
                 AREA 9B PROPERTY (PROPRIETARY) LIMITED AND
                    ODZI PROPERTIES (PROPRIETARY) LIMITED
                        (A DEVELOPMENT STAGE COMPANY)
                   COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
        FOR THE PERIOD FROM OCTOBER 16, 2002 (INCEPTION) TO MARCH 31, 2003
        ------------------------------------------------------------------




                               ODZI Properties     Desta Transport        Area 9B Property                 Accumulated
                                (Proprietary)    Services (Proprietary)    (Proprietary)                     Deficit
                                   Limited          Limited                  Limited          Additional     During
                                Common Stock       Comon Stock             Common Stock        Paid-In     Development
                               Shares   Amount    Shares  Amount          Shares  Amount       Capital       Stage        Total
                               ------   ------    ------  ------          ------  ------      ----------   -----------    -------
Issuance of stock to
founders for cash               100       $13      100     $13              100     $13         $   6        $    -        $  45

In-kind contribution
of services                       -         -        -       -                -       -           166             -          166

Net loss for the period
from October 16, 2002
(inception) to March 31, 2003     -         -        -       -                -       -             -          (166)        (166)
                               ------   ------    ------  ------          ------  ------      ----------   -----------    -------

BALANCE, MARCH 31, 2003         100       $13      100     $13              100     $13         $ 172        $ (166)       $  45
                               ======   ======    ======  ======          ======  ======      ==========   ===========    =======



      See accompanying notes to combined financial statements.

               DESTA TRANSPORT SERVICES (PROPRIETARY) LIMITED,
                 AREA 9B PROPERTY (PROPRIETARY) LIMITED AND
                    ODZI PROPERTIES (PROPRIETARY) LIMITED
                        (A DEVELOPMENT STAGE COMPANY)
                      COMBINED STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM OCTOBER 16, 2002 (INCEPTION) TO MARCH 31, 2003
        ------------------------------------------------------------------




CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                           $       (166)
  Adjustments to reconcile net loss to net
   cash used in operating activities:
  In-kind contribution of services                            166
                                                    --------------
     Net Cash Used In Operating Activities                      -



CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of mining rights and property               (2,994,186)
                                                    --------------
     Net Cash Used In Investing Activities             (2,994,186)
                                                    --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from sale of common stock                           45
  Proceeds from loans payable - stockholder             2,994,141
                                                    --------------
     Net Cash Provided By Financing Activities          2,994,186
                                                    --------------

NET INCREASE IN CASH                                            -

CASH - BEGINNING OF PERIOD                                      -
                                                    --------------
CASH - END OF PERIOD                                $           -
                                                    ==============



      See accompanying notes to combined financial statements.

               DESTA TRANSPORT SERVICES (PROPRIETARY) LIMITED,
                 AREA 9B PROPERTY (PROPRIETARY) LIMITED AND
                    ODZI PROPERTIES (PROPRIETARY) LIMITED
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS
                            AS OF MARCH 31, 2003
                ----------------------------------------------


NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
------  -----------------------------------------------------------

(A) Organization
----------------

Desta Transport Services (Proprietary) Limited was incorporated under the laws of South Africa on October 16, 2002.

Area 9B Property (Proprietary) Limited was incorporated under the laws of South Africa on October 16, 2002.

ODZI Properties (Proprietary) Limited was incorporated under the laws of South Africa on October 16, 2002.

Desta Transport Services (Proprietary) Limited, Area 9B Property (Proprietary) Limited and ODZI Properties (Proprietary) Limited (the "Companies") plan to explore and mine gold ore from the Sallies Gold Mine ("Sallies") located in Gauteng, South Africa. Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates
--------------------

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Principles of Combination
-----------------------------

The accompanying combined financial statements include the accounts of Desta Transport Services (Proprietary) Limited, Area 9B Property (Proprietary) Limited and ODZI Properties (Proprietary) Limited. Each entity is owned by a single stockholder and each owns a separate piece of the mining rights and property of the Sallies mine. All intercompany accounts and transactions have been eliminated in the combination.

(D) Mining Rights and Property
------------------------------

Mining rights and property are stated at cost, less accumulated amortization. Amortization is provided using the straight-line method over the estimated recoverable gold reserves.

               DESTA TRANSPORT SERVICES (PROPRIETARY) LIMITED,
                 AREA 9B PROPERTY (PROPRIETARY) LIMITED AND
                    ODZI PROPERTIES (PROPRIETARY) LIMITED
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS
                            AS OF MARCH 31, 2003
                ----------------------------------------------


(E) Income Taxes
----------------

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company is organized in South Africa and no tax benefit is expected from the tax credits in the future.

(F) Foreign Currency Translation
--------------------------------

The functional currency of the Company is the South Africa Rand. The financial statements of the Company are translated to United States dollars using period-end exchanger rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Net gains and losses resulting from foreign exchange translations are included in the statement of operations and stockholders' equity as other comprehensive gain (loss).

(G) Comprehensive Income (Loss)
-------------------------------

The foreign currency translation gain or loss resulting from the translation of the financial statements expressed in South Africa Rand to United States dollars is reported as other comprehensive gain (loss) in the statement of operations and stockholders' equity.

(H) Business Segments
---------------------

The Company operates in one segment and therefore segment information is not presented.

(I) New Accounting Pronouncements
---------------------------------

In May 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

               DESTA TRANSPORT SERVICES (PROPRIETARY) LIMITED,
                 AREA 9B PROPERTY (PROPRIETARY) LIMITED AND
                    ODZI PROPERTIES (PROPRIETARY) LIMITED
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS
                            AS OF MARCH 31, 2003
                ----------------------------------------------




SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuer's shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

Most of the provisions of SFAS No. 150 are consistent with the existing definition of liabilities of FASB Concepts Statement No. 6, "Elements of Financial Statements". The remaining provisions of this statement are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this pronouncement will not have a material effect on the Company's financial position or results of operations.

NOTE 2	MINING RIGHTS AND PROPERTY
------  --------------------------

The following is a summary of mining rights and property at March
31, 2003:

Land                             $    35,916
Mining rights                      2,958,270
Less: accumulated amortization           -
                                 -----------
                                 $ 2,994,186
                                 ===========

Amortization expense for the years ended March 31, 2003 was $0.

NOTE 3	LOANS PAYABLE - STOCKHOLDER
------  ---------------------------

During the period ended March 31, 2003, a stockholder loaned the Company $2,994,141, which are payable on demand, non-interest bearing and unsecured (See Note 4).

NOTE 4	RELATED PARTY TRANSACTIONS
------  --------------------------

See Note 3 for related party loans payable.

               DESTA TRANSPORT SERVICES (PROPRIETARY) LIMITED,
                 AREA 9B PROPERTY (PROPRIETARY) LIMITED AND
                    ODZI PROPERTIES (PROPRIETARY) LIMITED
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS
                            AS OF MARCH 31, 2003
                ----------------------------------------------


NOTE 5	STOCKHOLDERS' DEFICIENCY
------  ------------------------

(A) Stock Issued for Cash to Founders
-------------------------------------

During 2002, the Company issued 100 shares of common stock to the founder of Desta Transport Services (Proprietary) Limited for cash of $13 ($0.13 per share).

During 2002, the Company issued 100 shares of common stock to the founder of Area 9B Property (Proprietary) Limited for cash of $13
($0.13 per share).

During 2002, the Company issued 100 shares of common stock to the founder of ODZI Properties (Proprietary) Limited for cash of $19
($0.19 per share).

(B) In-Kind Contribution
------------------------

During 2003, the Company recorded an in-kind contribution of $166 for expenses paid by its stockholder.

NOTE 6	GOING CONCERN
------  -------------

As reflected in the accompanying financial statements, the Company has no current operations and non revenues. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 7	SUBSEQUENT EVENT
------  ----------------

On October 8, 2003, the Company was acquired by Centurion Gold Holdings, Inc. The agreement called for the Company to exchange 100% of the outstanding stock in the three entities that operate the Sallies mine for 5,000,000 shares of common stock. As a result of the agreement, the companies became wholly owned subsidiaries of Centurion Gold Holdings, Inc.